UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI		48236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, Saga Communications, Inc. (the “Company”) announced that Warren Lada was appointed to Chief Operating Officer, effective March 2, 2016. A copy of the press release announcing the promotion of Mr. Lada is attached as Exhibit 99.1 to this Form 8-K.

Mr. Lada, age 61, previously was  Executive Vice President, Operations of the Company since March 2012, and prior to that, was Senior Vice President, Operations of the Company from 2000 to 2012.

There are no arrangements or understandings between Mr. Lada and any other persons pursuant to which Mr. Lada was appointed as Chief Operating Officer of the Company.  There are no family relationships between Mr. Lada and any of the Company’s directors or executive officers.  Mr. Lada has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: March 4, 2016	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 2, 2016.